                                                                   EXHIBIT 10.29





                          INTALCO ALUMINUM CORPORATION

                                       AND

                                BRITISH COLUMBIA

                           POWER EXCHANGE CORPORATION

                              POWER SALE AGREEMENT

                                      1995







CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR ALL MARKED PORTIONS CONTAINED HEREIN. SUCH PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                TABLE OF CONTENTS
                                -----------------


1.       DEFINITIONS..............................................................................................1

2.       TERM.....................................................................................................4

3.       POWER SALE...............................................................................................4

4.       NON-FIRM POWER OPTION....................................................................................6

5.       INTEGRATED RESOURCES.....................................................................................8

6.       SCHEDULING...............................................................................................8

7.       LOAD CONTROL AREA SERVICES..............................................................................10

*        *                .......................................................................................12

9.       POINT OF DELIVERY.......................................................................................14

10.      TRANSMISSION REQUIREMENTS...............................................................................15

11.      PAYMENTS................................................................................................17

12.      FORCE MAJEURE...........................................................................................22

13.      CURTAILMENTS............................................................................................24

14.      REMARKETING OPTION......................................................................................24

15.      AUTHORIZED REPRESENTATIVE...............................................................................26

16.      ARBITRATION.............................................................................................26

17.      ASSIGNMENT OF AGREEMENT AND MERGER......................................................................29

18.      NOTICES.................................................................................................29

19.      APPROVALS...............................................................................................30

20.      LIABILITY FOR BREACH....................................................................................31

21.      EVENTS OF DEFAULT AND TERMINATION.......................................................................34

22.      REPRESENTATIONS AND WARRANTIES..........................................................................36

23.      WAIVERS.................................................................................................36

24.      ENTIRE AGREEMENT AND AMENDMENT..........................................................................37



* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

25.      GOVERNING LAW...........................................................................................37

26.      SEVERABILITY............................................................................................37

27.      WAIVER OF SOVEREIGN IMMUNITY............................................................................37

28.      CONFIDENTIALITY.........................................................................................37

29.      SIGNATURE CLAUSE........................................................................................38

         APPENDIX A

         APPENDIX B

         APPENDIX C

         This Agreement is entered into as of the 1st day of October, 1995 by and between British Columbia Power Exchange Corporation ("Powerex"), a British Columbia corporation and Intalco Aluminum Corporation ("Intalco"), a Delaware corporation. Intalco and Powerex are hereinafter sometimes referred to individually as "Party" and collectively as "Parties".


                                 R E C I T A L S

         WHEREAS Intalco is a wholly owned subsidiary of Alumax Inc., an integrated producer of aluminum products, and operates the aluminum smelter at Ferndale, WA.; and

         WHEREAS the smelter at Ferndale, WA is majority owned indirectly by Alumax Inc. with the parent companies of the other owners, including Mitsui and Co., Ltd., Tostem Corporation and Yoshida Kogyo KK (collectively, the "Owners"); and

         WHEREAS Powerex has agreed to deliver and sell, and Intalco has agreed to receive and purchase at the Point of Delivery, Firm Power and LCA Services to Intalco's full load during the Term of this Agreement, under the terms and conditions contained herein; and

         WHEREAS Powerex and Intalco wish to enter into a long term power (twenty year) supply relationship but require further negotiation and approvals before agreement on a sale of Firm Power for longer than 5 years;

         NOW THEREFORE, the Parties agree as follows:

1.        DEFINITIONS

         Whenever used in this Agreement, the following terms, when capitalized, shall have the meanings set out in this Section 1. The singular of any definition shall include the plural and the plural shall include the singular.

         1.1.     AGREEMENT

                  This Power Sale Agreement as it may be amended.

         1.2.     AUTHORIZED REPRESENTATIVE

                  The representative designated by each Party pursuant to
                  Section 15 to act on that Party's behalf with respect to those matters specified in this Agreement to be the functions of the Authorized Representative.

         1.3.     BC HYDRO

                  British Columbia Hydro and Power Authority and its successors or assigns.

         1.4.     BPA

                  The Bonneville Power Administration and its successors or assigns.

         1.5.     CONTRACT YEAR

                  The 12-month period beginning on October 1 and ending September 30.

         1.6.     CUSTER SUBSTATION

                  The 500 kV bus at BPA's Custer substation.

         1.7.     DELIVERED DEMAND

                  The maximum rate of delivery of Firm Power to Intalco at the Point of Delivery as specified in subsection 3.2.2.

         1.8.     DELIVERED QUANTITY

                  The monthly quantity of Firm Power to be delivered to and accepted by Intalco at the Point of Delivery as specified in subsection 3.2.1.

         1.9.     FIRM POWER

                  Firm capacity and firm energy including Nonfirm Power, except where the context of Section 4 may require a distinction, to be sold by Powerex to Intalco pursuant to this Agreement.

         1.10.    INTALCO SUBSTATION

                  The 13.8 kV bus at the Intalco substation in existence on the date of execution of this Agreement or such other point of interconnection with Intalco's smelter as the Parties may agree.

         1.11.    LCA SERVICES

                  The load control area services to be provided by Powerex to Intalco as described in Section 7.

         1.12.    PACIFIC TIME

                  The time prevailing in Portland, Oregon, on the date in question. In this Agreement, all times are given as Pacific Time.

         1.13.    POINT OF DELIVERY

                  The location for delivery of Firm Power as specified in Section 9.

         1.14.    TERM

                  The term of this Agreement as defined in Section 2.2.

         1.15.    TRANSMISSION AGREEMENT

                  The transmission agreement with BPA providing for delivery of the Delivered Quantity from the Point of Delivery to the Custer Substation as referred to in Section 10.1.

         1.16. In this Agreement, all monetary amounts, including mills, are referred to and are stated in United States currency.

2.       TERM

         2.1. The Parties agree that delivery of Firm Power under this Agreement commenced on October 1, 1995, notwithstanding the actual date of execution of this Agreement. Upon execution of this Agreement, its terms shall govern deliveries of Firm Power initially made pursuant to a letter agreement between the Parties dated September 29, 1995 and any subsequent short term delivery arrangements and the Parties shall make appropriate adjusting payments.

         2.2. The Term of this Agreement commenced at 0000 hours Pacific Time on October 1, 1995 and will continue until 2400 hours Pacific Time on September 30, 2000, unless terminated earlier as provided in this Agreement. All liabilities accrued under this Agreement prior to termination shall be preserved until satisfied.

3.       POWER SALE

         3.1.     FIRM POWER

                  Subject to and in accordance with the terms of this Agreement and for the duration of the Term, Powerex shall deliver and sell and Intalco shall accept and purchase Firm Power at the Delivered Demand rate and in the Delivered Quantity amount.

         3.2.     DELIVERED QUANTITY AND DELIVERED DEMAND

                  3.2.1.   DELIVERED QUANTITY

                           The monthly Delivered Quantity in MWh for the Term shall be:

                CONTRACT YEAR          CONTRACT YEAR          CONTRACT YEAR
                      1                   2,3 & 4                   5
      Oct.           *                       *                     *
      Nov.           *                       *                     *


* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                           Dec               *        *       *

                           Jan               *        *       *

                           Feb               *        *       *

                           Mar               *        *       *

                           Apr               *        *       *

                           May               *        *       *

                           Jun               *        *       *

                           Jul               *        *       *

                           Aug               *        *       *

                           Sept              *        *       *


                           plus an amount equal to the transmission losses from the Custer Substation to the Intalco Substation.

                  3.2.2.   DELIVERED DEMAND

                           The Delivered Demand for the Term shall be:

                           Oct. 1, 1995 to March 31, 1996 - *

                           Apr. 1, 1996 to Sept. 30, 2000 - *

                           plus an amount necessary to deliver transmission losses from the Custer Substation to the Intalco Substation, except for the period April 16 to July 15 inclusive in each Contract Year when the Delivered Demand shall be *

         3.3.     REDUCED CONTRACT YEAR

                  If the last Contract Year of this Agreement is less than 365 days (366 days in the case of Contract Year 5), the Delivered Quantity for that Contract Year shall be reduced in proportion to the number of days that Contract Year is less than 365 (or 366 days in the case of Contract Year 5).






* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.       NON-FIRM POWER OPTION

         4.1.     POTLINE INTERRUPTION TESTS

                  Intalco may elect to perform experiments to determine the ability of the potlines to withstand temporary interruptions of power supply. Powerex shall co-operate on a reasonable efforts basis with Intalco in the performance of such tests, provided there is no material unreimbursed cost to Powerex as a result.

                  Following the performance of such tests and thereafter no more than once each Contract Year, Intalco shall advise Powerex of the duration and frequency of permitted curtailments, if any, under which Intalco would be willing to accept Nonfirm Power and the quantity of Nonfirm Power Intalco would be willing to accept. Based on this information Powerex shall determine and offer Intalco a price for Nonfirm Power for the following Contract Year. Pricing for Nonfirm Power, once determined and offered pursuant to this subsection 4.1 and if accepted by Intalco, shall be contained in Appendix A and shall be applicable only to the following Contract Year. The Parties acknowledge there is no assurance that the price determined and offered by Powerex for Nonfirm Power will be less than the price provided in this Agreement for Firm Power.

         4.2.     NONFIRM POWER

                  If a price and quantity for Nonfirm Power and the duration and frequency of permitted curtailments have been agreed between the Parties, Intalco may elect to take the specified quantity of the Delivered Quantity and Delivered Demand as Nonfirm Power by providing Powerex with notice on or before September 1 of any Contract Year for the following Contract Year. The remainder of the Delivered Quantity and Delivered Demand shall continue to be provided as Firm Power pursuant to this Agreement.

                  With respect to any Nonfirm Power, Powerex shall have curtailment rights as follows:

                  Amount:    To be determined pursuant to subsection 4.1

                  Duration:  To be determined pursuant to subsection 4.1

                  Frequency: To be determined pursuant to subsection 4.1

                  Curtailments shall be scheduled in accordance with Section 6 by Powerex no later than the day preceding the curtailment.

         4.3.     PREDELIVERY AND MAKE-UP ENERGY

                  If Powerex curtails deliveries of Nonfirm Power, Intalco shall accept the same amount of energy as if the curtailment had not occurred. The amount of curtailed energy shall be delivered to Intalco in addition to the Delivered Demand during the hours preceding the curtailment and immediately following the curtailment. The maximum rates of delivery and other scheduling provisions shall be agreed by the parties and included in Appendix A as part of the terms and conditions of Nonfirm Power. Any transmission charges in excess of the transmission charges applicable to the Delivered Demand for or resulting from delivery of curtailed energy from the Point of Delivery to the Custer Substation shall be for Intalco's account.

         4.4.     ADDITIONAL ENERGY

                  Recognizing that Intalco may wish to purchase additional energy to recover from a curtailment under this Section 4, Powerex agrees to consider any requests from Intalco for additional energy under terms, conditions and charges as applicable in this Agreement. Any transmission charges in excess of the transmission charges applicable to the Delivered Demand for transmission service to deliver the additional energy from the Point of Delivery to the Custer Substation shall be for Intalco's account.

5.       INTEGRATED RESOURCES

         Under mutually beneficial terms and conditions to be negotiated, Powerex may agree to integrate Intalco's power purchases from other suppliers pursuant to a further agreement between Intalco and Powerex. Such agreement may take the form of a purchase-resale contract, an assignment of an existing contract, or a transmission access contract. Integrated resources amounts, if any, shall be in addition to the Delivered Quantity and Delivered Demand.

6.       SCHEDULING

         6.1.     GENERAL PROVISIONS

                  Except as provided in this Section 6, schedule changes shall be by agreement. The Parties' schedulers may, by agreement, waive any requirements of this Section 6 from time to time for a period not to exceed seven days. The scheduling procedures contained in this Section 6 may be amended in writing by the Authorized Representatives.

                  All records kept of transactions hereunder shall be based on scheduled hourly quantities at the Point of Delivery, except that when deliveries are changed for any reason these schedules shall be altered after the fact to reflect such changes. In the event that scheduled deliveries and receipt of energy are not maintained for an entire hour, deliveries shall be prorated on an agreed basis. The Parties shall maintain records of hourly energy schedules for accounting and operating purposes.

                  If there is a requirement to schedule losses for the transmission of the Delivered Quantity from the Point of Delivery to the Intalco Substation, then Powerex shall arrange such schedule and deliver the energy pursuant to such schedule. Responsibility for losses on the transmission from the Point of Delivery to the Intalco Substation shall be allocated as stated in Section 10.

                  On or before the first day of each Contract Year the Parties shall exchange a schedule of non working days.

         6.2.     WITHOUT LCA SERVICES

                  Until the date that Powerex provides LCA Services to Intalco, deliveries by Powerex to Intalco will be scheduled in accordance with this subsection 6.2.

                  Intalco shall notify Powerex of the preliminary 24-hour Firm Power schedule for the following 1 to 7 days by 0830 hours Pacific Time, and of the final schedule by 0900 hours Pacific Time, of the workday prior to the first day of the schedule or such other scheduling times as are consistent with BPA's requirements for scheduling under the Transmission Agreement.

                  On or before 0830 hours Pacific Time of the last workday prior to any non working day observed by either Party, Intalco shall notify Powerex of the preliminary 24-hour Firm Power schedule for the non working days through to the next workday observed by both Parties and the final schedules by or before 0900 hours Pacific Time of the last workday prior to any non working day observed by either Party, or such other scheduling times as are consistent with BPA's requirements for scheduling under the Transmission Agreement.

         6.3.     WITH LCA SERVICES

                  Commencing on the date that Powerex provides LCA Services to Intalco, deliveries by Powerex to Intalco will be the combined supply of the Delivered Quantity and power required to provide LCA Services.

                  Commencing on the date that Powerex provides LCA Services to Intalco, Intalco shall provide or cause to be provided to
                  Powerex:

                  6.3.1. a schedule of the scheduled power deliveries directly to Intalco from suppliers other than Powerex;

                  6.3.2. a real time signal of the power delivered directly to Intalco from suppliers other than Powerex which varies on a real time basis; and

                  6.3.3.   a real time signal of Intalco's load;

                  such that Powerex will have the load and supply information needed to provide LCA Services.

                  Intalco shall notify Powerex of the preliminary 24-hour direct supply power schedule for the following 1 to 7 days by 1000 hours Pacific Time, and of the final schedule by 1100 hours Pacific Time, of the workday prior to the first day of the schedule.

                  On or before 1000 hours Pacific Time of the last workday prior to any non working day observed by either Party, Intalco shall notify Powerex of the preliminary 24-hour direct supply power schedule for the non working days through to the next workday observed by both Parties and the final schedules by or before 1100 hours Pacific Time of the last workday prior to any non working day observed by either Party.

7.       LOAD CONTROL AREA SERVICES

         7.1.     COMMENCEMENT

                  Commencing on October 1, 1996 or 8 months after Intalco gives Powerex notice that it is able to accept LCA Services from Powerex, whichever is later, or as otherwise agreed, Powerex shall provide Intalco with LCA Services from the BC Hydro system for all the Intalco load, including load not served by Firm Power under this Agreement except that, for load not served by Firm Power under this Agreement, the operating reserves shall not be provided by Powerex. Powerex shall cause BC Hydro to take Intalco into its load control area and BC Hydro shall operate in accordance with

                  *

                  to provide Intalco with LCA Services.

         7.2.     LCA SERVICES AGREEMENT

                  On or before the commencement date for LCA Services, the Parties shall enter into a separate LCA Services Agreement, to the extent necessary to clarify procedures associated with providing LCA Services and which shall include detailed specifications of the Parties' responsibilities and requirements to implement LCA Services.

         7.3.     LOAD REGULATION REQUIREMENT

                           Intalco's load regulation requirements are expected to be as follows and are priced on this basis:

                           1) Instantaneous variations * = * % of Intalco's full load

                           2) * minute average = * % of Intalco's full load

                           3) Monthly high to monthly low * = * % of Intalco's full load

                           4) Up to * times per Contract Year a * drop by up to
                           * The Parties shall use reasonable efforts to ensure that load variations referred to above have a net nil effect on the Delivered Quantity during any month. To the extent such load variations cause energy delivered to differ from the



* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                           Delivered Quantity in minimal amounts, the Parties shall keep an account of such variations and make appropriate adjustments annually.

         7.4.     CHARGES FOR LCA SERVICES

                  7.4.1. Except as provided in subsection 7.4.2. the price for providing LCA Services is included in the price specified in Appendix A; provided that Intalco shall pay Powerex for any material variation in load greater than specified in subsection 7.3. an additional amount equal to * and any additional BPA transmission costs to supply this additional load variation. If there is any material and sustained variation in load greater than specified in subsection 7.3 then the price specified in Appendix A shall be adjusted to include * and BPA transmission costs to provide for such variation.

                  7.4.2. * Intalco shall purchase and install at its cost at the Intalco Substation and Intalco smelter equipment Powerex reasonably determines is necessary to provide LCA Services. In addition, Intalco shall pay BPA all amounts, for which BPA requires payment, to purchase and install the equipment and to purchase the services necessary from BPA, if any, for Powerex to provide the LCA Services and to remove Intalco from BPA's control area.



         *





* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

*

*Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         *


9.       POINT OF DELIVERY

         9.1. The Point of Delivery shall be the points of interconnection where BC. Hydro's 500 kV lines interconnect with BPA's 500 kV lines at the U.S. - Canadian border at or near Blaine and such additional or other delivery points as the Parties agree.
                  The Parties shall not unreasonably withhold agreement to change or to add points to the Point of Delivery if there is an advantage to one or both Parties and no material adverse impact to either Party. At a Party's request, the other Party will provide the requesting Party with all relevant information pertaining to any




* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                  anticipated advantage and any anticipated material adverse impact from any proposed change or addition.

         9.2. Intalco shall take title to the Firm Power delivered under this Agreement at the Point of Delivery and shall take the risk of curtailment of transmission from the Point of Delivery to the Intalco Substation.

         9.3. If * pursuant to subsection 8.4, which interconnect, directly or indirectly, with the Intalco Substation then the Point of Delivery shall be changed to the point at which such *

10.      TRANSMISSION REQUIREMENTS

         10.1.    INTALCO OBLIGATION TO PROVIDE TRANSMISSION

                  The Parties acknowledge that Intalco has entered into a firm transmission agreement with BPA (BPA Contract No. 95MS-95076), for transmission of the Delivered Quantity and associated losses from the Point of Delivery to the Custer Substation and transmission from the Point of Delivery to the Custer Substation necessary for Powerex to provide LCA Services.

         10.2. Intalco shall keep Powerex informed about and shall consult with Powerex on all matters pertaining to the Transmission Agreement and any proposed amendments to it, actions taken pursuant to it, renewals of it or otherwise and shall take directions from Powerex with respect to the Transmission Agreement insofar as it affects Powerex's rights and obligations under this Agreement; provided that to do so would not adversely affect Intalco's rights and obligations under this Agreement or the Transmission Agreement.

         10.3. The Parties agree that any costs or other charges incurred by Intalco pursuant to the Transmission Agreement for exceeding transmission demand shall be for Intalco's account.

* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         10.4.    POWEREX CREDIT FOR TRANSMISSION CHARGES

                  Powerex shall credit Intalco fully for transmission charges during the Term to deliver the Delivered Quantity, Delivered Demand and associated losses, (including transmission demand charges for April through July each Contract Year if any) and to provide LCA Services from the Point of Delivery to the Custer Substation and shall provide to BPA without cost to Intalco the associated losses in energy for the amount of transmission necessary to deliver the Delivered Quantity from the Point of Delivery to Custer Substation. Transmission charges for Intalco's account shall be only the Ancillary Services and Reactive Power charges charged by BPA to Intalco under the Transmission Agreement which BPA would not charge to Powerex if Powerex held the Transmission Agreement in its own name. Each month Powerex shall estimate the transmission charges from the Point of Delivery to the Custer Substation and Powerex shall credit Intalco such amount against the amount owed to Powerex in the current month. Intalco shall provide Powerex with satisfactory evidence of Intalco's payment for the transmission charges from the Point of Delivery to the Custer Substation at the time of payment. Any difference between the estimated and actual transmission charges shall be corrected on the following month's invoice. All transmission charges to deliver the Delivered Quantity, Delivered Demand and associated losses and to provide LCA services from the Custer Substation to the Intalco Substation shall be for Intalco's account.

         10.5.    ALTERNATE TRANSMISSION

                  Powerex shall have the option to arrange for transmission of Firm Power under this Agreement from the Point of Delivery to the Custer Substation, in lieu of its obligation described in subsection 10.4 to credit Intalco for transmission from the Point of Delivery to the Custer Substation. In exercising this option, Powerex will co-operate with Intalco to ensure that this change does not have any material adverse impact on Intalco.

         10.6. In the future event that the IN rate applicable to the Transmission Agreement is included in BPA's network rate, Intalco shall at Powerex's request exercise all rights Intalco has and otherwise use reasonable efforts to have transmission from the Point of Delivery to the Custer Substation included in its FPT contract with BPA that provides for transmission from the Custer Substation to the Intalco Substation. In that event, Powerex shall credit Intalco for the increase to Intalco's transmission charges based on transmission from the Point of Delivery to the Custer Substation.

11.      PAYMENTS

         11.1.    GENERAL

                  Charges in Appendix A and B are the total delivered price per MWh to the Custer Substation. The total cost to Intalco shall be the applicable charges in Appendix A and B multiplied by the Delivered Quantity, plus additional costs which shall be limited to:

                  11.1.1. U.S. federal, U.S. state or U.S. local taxes, U.S. duties or other U.S. levies applicable to the Firm Power on or after the Point of Delivery;

                  11.1.2. the applicable BPA transmission charges or other charges for delivery from the Custer
                           Substation to the Intalco Substation; and

                  11.1.3. other charges and costs expressed by this Agreement to be for Intalco's account.

                  These additional costs, if any, shall be paid by Intalco. To the extent that Powerex may be required by law to charge and collect from Intalco any of the amounts referred to in subsection 11.1.1 above, Intalco shall fully indemnify and hold Powerex harmless from any liability for any such amounts and for failure to charge and collect any such amounts. To the extent Powerex does charge and collect such amounts, Powerex shall fully indemnify and hold Intalco harmless for failure to remit any such amounts to the appropriate governmental authorities.

         *

* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         *

         11.3.    ENERGY CHARGE

                  11.3.1. Commencing on the first business day of November, 1995, and on the first business day of each month thereafter during the Term, Powerex shall charge and, pursuant to subsection 11.4, Intalco shall pay an amount equal to the portion of the Delivered Quantity expressed in MWh delivered by Powerex to the Point of Delivery during the immediately preceding calendar month multiplied by the applicable firm, * and nonfirm energy charges specified in Appendix A or calculated in accordance with Appendix B.

                  11.3.2. If at the end of each calendar month the quantity of energy (in MWh) purchased during that calendar month under this Agreement is less than the Delivered Quantity applicable to that month, except to the extent the failure to deliver or accept energy is excused by Force Majeure, Powerex shall charge, and in accordance with subsection 11.4, Intalco shall pay an amount equal to the difference between the quantity of energy purchased and the Delivered Quantity applicable to that month multiplied by the applicable firm, * and nonfirm energy charge, unless the quantity of energy purchased is reduced due to Force Majeure conditions which limited the ability to deliver or the ability to accept delivery of the full

*Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securites Exchange Act of 1934, as amended.

                           Delivered Quantity. Under such conditions the take or pay obligation is reduced in accordance with this Agreement.

         11.4.    BILLING AND PAYMENT

                  11.4.1. Powerex shall submit invoices to Intalco by fax approximately 5 days after the end of each month in which power is delivered under this Agreement. Invoices shall be deemed to have been received by Intalco when sent by fax, with a receipt confirmation and followed by a mailed copy, from Powerex.

                  11.4.2. Payment by Intalco is due within 20 days of receipt of the invoice. If the due date is on a weekend or holiday as observed by either Powerex's bank or Intalco's bank, then the due date shall be deemed to be the next business day as observed by both Powerex's bank and Intalco's bank. Payment shall be made by direct wire transfer to:

                           Bank of Montreal
                           Main Branch
                           595 Burrard Street
                           Vancouver, B.C.
                           Canada V7X 1L5

                           for credit to Powerex Account No. 4625-335. More detailed information and procedures to be followed for making direct wire transfers will be provided by Powerex and updated as necessary. Intalco shall notify Powerex of its bank and may change such notice from time to time.


                           Invoices which are not paid within 20 days after receipt shall accrue interest charged at a rate of 18% per annum, calculated monthly, until payment is received. These charges shall be based on the number of overdue days incurred until payment is received.

                           Invoices to Intalco shall be submitted to:

                           Intalco Aluminum Corporation
                           P.O. Box 937
                           Ferndale, WA
                           98248
                           USA

                           Fax Number:  (360) 384-6185

                           Each Party may, by written notice change the designation or addresses specified by them for receipt of payments and invoices.

                  11.4.3. In the event of a disputed billing, full payment shall be rendered by Intalco and the disputed amount noted. Disputed amounts are subject to the interest described in subsection 11.4.2. If it is determined by agreement of the Parties, by arbitration or by a court of competent jurisdiction that Intalco is entitled to the disputed amount, Powerex shall refund the disputed amount, with interest determined pursuant to subsection 11.4.2.

                  11.4.4. In the event of non-payment by Intalco, Powerex shall give written notice to Intalco of non-payment. From the date of receipt of the written notice of non-payment Intalco shall have seven days to make payment. If after seven days from the receipt of the written notice Powerex has not received payment from Intalco, Powerex may suspend deliveries to Intalco and initiate action under Section 21.

                  11.4.5. Any net payment due by Powerex to Intalco shall be made on a similar basis as payments by Intalco to Powerex, as provided in this subsection 11.4. In this event, Intalco shall provide Powerex with particulars of its bank account and any other necessary payment particulars in a timely manner.

12.      FORCE MAJEURE

         12.1. In the event either Party is rendered unable, by an event of Force Majeure, to carry out wholly or in part its obligations under the provisions hereunder, it is agreed that if such Party gives notice and full particulars of such event of Force Majeure to the other Party as soon as practicable after the occurrence of the cause relied on, then the obligations of the Party affected by such event of Force Majeure and any corresponding obligation of the other Party, other than the obligation to make payments then due or accrued but not yet due and payable hereunder, shall be suspended but only insofar as it is unable to carry out its obligations due to such event from the inception and throughout the period of continuance of any such inability so caused, but for no longer period, and such event of Force Majeure shall, so far as practicable, be remedied with all reasonable dispatch.

         12.2. The term "Force Majeure" as employed herein shall mean any cause of the kind not reasonably anticipated or within the control of the Party claiming suspension and which by the exercise of due diligence such Party could not have prevented or is unable to overcome. Such causes shall include acts of God; interruptions of transmission service necessary to make delivery; exceptional natural conditions in the Pacific Northwest and British Columbia (whether or not combined with other events) that cause the available supply of power including available imports into such regions to be exceeded by demand within such regions taken together, *; strikes; shutdowns in anticipation of strikes; accidents. equipment breakdown; electrical disturbances and imbalances; riots; acts of sabotage; blockades; civil disobedience; fire; flood; wars; delays or interruptions in transportation; materially disruptive actions or failure to act of any government or government agency (including without limitation any Court order or any environmental compliance order or notice); any Court injunction or order; any Court order voiding, impairing, or modifying the March 15, 1995 Waiver and Release or the Transmission Agreement; inability to purchase from Powerex under

*Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                  Section 2(b) of Intalco's Power Sales Contract with
                  BPA, or any other disabling cause or contingency not reasonably anticipated or within the control of the party claiming such Force Majeure event, whether of the nature or subject matter herein enumerated or not. Notwithstanding the foregoing, neither BPA's rights to curtail deliveries of power to the Intalco Substation for system stability purposes nor any inability to accept delivery of power under this Agreement resulting from BPA's exercise of its non-force majeure rights to curtail deliveries of power to the Intalco Substation shall be considered to be an event of Force Majeure hereunder. Nothing contained herein, however, shall be construed to require a Party to prevent or settle a strike against its will. Economic hardship shall not constitute Force Majeure.

         12.3. If Powerex declares Force Majeure it shall use its best efforts to estimate the specified duration of the event of Force Majeure and the amount of the Delivered Quantity which it will be unable to deliver due to such event. Intalco may rely upon such specified duration and amount and may obtain a supply of replacement power for the portion of supply Powerex is unable to deliver for the specified duration. Intalco may, but shall not be obligated to, accept and pay for power that Powerex estimated it would be unable to deliver during the specified duration but subsequently determines it can deliver. Powerex will use all reasonable efforts to assist Intalco to find and obtain delivery of the lowest cost replacement power.

         12.4. If Intalco declares Force Majeure it shall use its best efforts to estimate the specified duration of the Force Majeure and the amount of the Delivered Quantity it will be unable to accept due to such event.
                  Powerex may rely upon such specified duration and amount to make commitments to sell that surplus power up to the portion of supply Intalco is unable to accept for the specified duration.

         12.5. If either Intalco or Powerex declares Force Majeure, then Intalco shall take all necessary actions and exercise all rights under the Transmission Agreement to reduce or eliminate transmission charges under the Transmission Agreement for the duration of the event of Force Majeure and for the amount the affected Party is unable to deliver or accept.

13.      CURTAILMENTS

         13.1.    NOTICE OF FORCE MAJEURE CURTAILMENT

                  Each Party shall notify the other as soon as possible of any Force Majeure which may adversely affect performance under this Agreement. Delay by a Party in giving notice to the other Party shall not be deemed a waiver of Section 12, provided notice is given in a reasonable time.

         13.2. If any cause under Section 12 prevents Powerex from delivering to the Point of Delivery or Intalco from receiving energy at the Point of Delivery or transmitting such energy to Intalco's smelter and consuming it, Powerex and Intalco shall mutually agree to:

                  13.2.1. delivery of curtailed energy at a later date during that Contract Year, in accordance with an agreed delivery schedule to be established by the Parties for such purpose; or

                  13.2.2.  reduce the energy purchase requirement pursuant to
                           Section 3 by the amount equal to the curtailed energy.

                  If Powerex and Intalco are unable to agree to the options outlined in this subsection 13.2, the default shall be to reduce the energy purchase requirement pursuant to Section 3 by the amount equal to the curtailed energy.

14.      REMARKETING OPTION

         14.1. Intalco may give notice to Powerex to remarket all or a portion of the Delivered Quantity due to reduction in Intalco's load. Such notice shall specify the duration and the quantity of power to be remarketed. The quantity of power to be remarketed shall be remarketed at 100% load factor for the specified duration.

                  Notwithstanding the foregoing, Intalco and Powerex may agree that Powerex will remarket such power on a different basis as to load factor and monthly amount, subject to Intalco paying Powerex any additional agreed costs and charges. Powerex shall use all reasonable efforts to remarket the power specified in such notice at the market price available once all Powerex marketing and sales obligations which exist as of the date Intalco gives notice and for the quantities pursuant to those marketing and sales obligations existing as of the date Intalco gives notice are met. Any Powerex remarketing strategy or sales decision shall be approved by Intalco's Authorized Representative before being implemented by Powerex. If Intalco's Authorized Representative does not approve a sales decision then any future sale of the power that would have been remarketed under such decision shall be at the market price available for such power once all Powerex marketing and sales obligations which exist as of the date Intalco's Authorized Representative does not approve the sales decision and for the quantities pursuant to those marketing and sales obligations existing as of such date are met. Intalco
                  * Unless agreed between the Parties, nothing in this subparagraph 14.1, obligates Powerex at any time to remarket power that would have been delivered to Intalco prior to that time if Intalco had not given notice to remarket that power.

         14.2. Subject to subsection 14.3, this remarketing option is offered as a service to Intalco and with the intention that Powerex will continue to receive the applicable firm, variable and nonfirm energy charges for the power sold and will incur no additional cost or liability as a result of providing such service. Therefore, Intalco


* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                  hereby waives any claim it may have for losses resulting from this remarketing option and agrees to indemnify and hold Powerex harmless from any cost or liability Powerex may suffer or incur thereby. In the event a purchaser of power sold by Powerex pursuant to this remarketing option fails to make payment when due, Powerex shall at Intalco's request assign the claim to Intalco. Powerex agrees to consider any requests from Intalco for alternate remarketing options under terms, conditions and charges to be mutually agreed to at the time of the request by Intalco.

         14.3.    REMARKETING CAP

                  In any Contract Year if the * reaches *, Intalco's obligation to pay Powerex for the portion of the Delivered Quantity specified to be remarketed pursuant to subsection 14.1 shall cease for the Contract Year, and Powerex shall cease to have an obligation to remarket power and * for the *, if any, received for the remarketed power.


15.      AUTHORIZED REPRESENTATIVE

         15.1. Each Party shall designate one person as an Authorized Representative and one person as an alternate. Each Party shall notify the other Party within 30 days after execution of this Agreement of the designated
                  Authorized Representative and alternate and shall promptly notify the other Party of any subsequent changes in the designations.

         15.2. Except as provided in Section 6, Authorized Representatives and alternates shall have no authority to modify any of the provisions of this Agreement.

16.      ARBITRATION

         16.1. Unless otherwise expressly provided in this Agreement, if any controversy or claim arises out of this Agreement or the making, performance or interpretation thereof, the parties shall use their best efforts to settle such controversy or claim amicably


* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                  between themselves. Should the parties fail to agree within 30 days after a Party has notified the other Party of such claim or controversy, any and all matters in dispute shall finally be settled through arbitration conducted in accordance with subsection 16.2; provided, however, that the validity of this Agreement shall not be subject to arbitration. Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         16.2. Arbitration proceedings under this Agreement shall be conducted as follows:

                  16.2.1. a Party (the "Initiating Party") may invoke arbitration by giving notice to the other Party (the "Responding Party") stating that it is invoking arbitration and stating the dispute to be resolved;

                  16.2.2. within 15 days of receiving notice, the Responding Party shall give notice to the Initiating Party of any additional matters in dispute that it considers require to be resolved;

                  16.2.3. each Party will by notice to the other given within 30 days of the notice given under subsection 16.2.1 designate an arbitrator;

                  16.2.4. if a Party fails to designate an arbitrator pursuant to and within the time specified in subsection 16.2.3, then after being given at least 10 days notice of its failure to do so, if the Party has not then designated an arbitrator the arbitrator designated by the other Party shall be the sole arbitrator and the provisions of this subsection 16.2 shall apply with necessary changes to the arbitration by a single arbitrator;

                  16.2.5. the arbitrators selected by each Party will select a third arbitrator as chair within 60 days of the notice given under subsection 16.2.1;

                  16.2.6. if the two arbitrators fail to appoint the third arbitrator within the time limited, either Party may apply to a court of competent jurisdiction to appoint the third arbitrator;

                16.2.7. In any arbitration, the arbitrators shall give the parties the opportunity to present their claims, to introduce and examine evidence and witnesses. Hearsay evidence will not be accepted. The Parties shall produce a list of and make available for discovery all documents that may be relevant to the proceedings strictly in accordance with time limits imposed by the arbitrators. The decision of the arbitrators shall be in writing, argumented in its main aspects and signed by the concurring arbitrators. Any settlement made before the arbitration panel shall be in writing and shall be signed by the parties. Arbitrators must render their decision by majority vote and must render such decision in accordance with the terms of the Agreement. The arbitrators shall have no authority to rewrite the agreement by adding terms not included or by deleting or rendering null terms expressly stated but shall have the authority to interpret it and make their award accordingly;

                16.2.8. Except as provided in this Section 16, the arbitration proceedings shall be conducted pursuant to the rules of procedure adopted for such proceedings by the UNCITRAL Arbitration Rules adopted by UNCITRAL 28 April 1976 and by UN General Assembly December 15, 1971;

                16.2.9. During the pendancy of any arbitration proceeding, the Parties shall continue to perform in accordance with this Agreement provided that either Party may seek preliminary directions from the arbitrators on how to fulfil their obligations under this Agreement, all without prejudice to any Party's rights, including any right to damages as determined by the arbitrators;

         16.3. The Parties will be responsible for their own costs of any arbitration. The arbitrators shall apportion the costs of the arbitrators and the general costs of the arbitration proceedings in their award as they consider appropriate.

17.      ASSIGNMENT OF AGREEMENT AND MERGER

         Neither Party shall transfer or assign this Agreement or any part hereof without the written consent of the other Party, except in connection with a merger or a sale of a substantial portion of its business or the Intalco smelter, provided the successor or buyer is or agrees to be bound by this Agreement as if an originally named Party. This written consent shall not be unreasonably withheld. The Parties recognize that, due to potential regulatory and tax constraints, Intalco may assign this contract to another entity, without Powerex's consent, so long as the power sold under this Agreement continues to be consumed in the Intalco smelter and provided such assignment has no material adverse impact on Powerex. Transfers or assignments under this
         Section 17 for which written consent is required shall not relieve any Party of any obligation hereunder, except to the extent agreed in writing by the other Party. Any attempted or purported transfer made other than in accordance with this Section 17, either voluntarily or by operation of law, shall be void and of no effect.

18.      NOTICES

         18.1. Unless this Agreement requires otherwise, and except for notice pursuant to Section 6, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person, or sent by registered or certified mail, postage prepaid, or by telecopier or fax confirmed by mail to the individuals specified below:

                  To Powerex:

                       Powerex
                       c/o President and Chief Executive Officer
                       666 Burrard Street, Suite 2210
                       Vancouver British Columbia V6C 2X8
                       Fax: (604) 891-5015

                  To Intalco:

                       Intalco Aluminum Corporation
                       c/o Vice President
                       P.O. Box 937
                       Ferndale, WA
                       98248
                       Fax:  (360) 384-6185

         18.2. Either Party may, from time to time by written notice to the other Party, change the designations or address of the individual so specified as the one to receive notices pursuant to this Agreement.

19.      APPROVALS

         19.1. This Agreement is subject to the Parties obtaining and maintaining all necessary regulatory approvals. The Parties shall co-operate with each other and make all reasonable efforts to obtain and maintain any and all approvals necessary to effectuate this Agreement. Notwithstanding the generality of the foregoing, in the event that Powerex has not obtained an energy removal certificate and necessary National Energy Board approvals for the sale of Firm Power under this Agreement for the entire Term on or before May 1, 1996, Powerex may by 30 days notice terminate this Agreement provided such notice is given by May 15, 1996.

         19.2.    ADVERSE DETERMINATION

                  If the National Energy Board, the Ministry of Energy, Mines and Petroleum Resources, or any other regulatory body or agency, or a court of competent jurisdiction modifies this Agreement or the regulatory permits or authorizations necessary to this Agreement or determines that this Agreement, its operation or effect is unjust, unreasonable, unlawful, imprudent, invalid, unenforceable or otherwise not in the public interest, the Parties shall be relieved of their obligations to the extent necessary to eliminate such regulatory or other determination.

                  Following any such modification or determination (Adverse Determination) either Party may request a negotiation session within 30 days. The Parties shall then renegotiate in good faith the terms and conditions of this Agreement so as to restore the original balance of benefits and burdens contemplated by the Parties as of the date of its execution.

                  If the Parties acting reasonably cannot restore the balance of benefits and burdens by agreement then either Party may terminate this Agreement by providing written notice of its intention to do so within 40 days of the effective date of such Adverse Determination. The notice of termination shall be effective 15 days after receipt by the other Party.

20.      LIABILITY FOR BREACH

         20.1. For breach of any provision for which an express remedy or measure of damages is provided, such express remedy or measure of damages shall be the sole and exclusive remedy hereunder, the Party's liability shall be limited as set forth in such provision and all other remedies or damages at law or in equity are waived. Neither Party shall be liable for consequential, special, incidental, punitive, exemplary or indirect damages, in tort, contract, under any indemnity provision or otherwise. To the extent any damages required to be paid hereunder are stated to be liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient and the liquidated damages constitute a reasonable approximation of the harm or loss. The remedies of the Parties (other than those for which an express remedy or measure of damages is provided) shall be cumulative, and the exercise of one remedy shall not preclude the exercise of another remedy.

         20.2.    DEFINITIONS

                  "Curtailment Event" means the failure by Powerex to schedule and deliver Firm Power at the Delivered Demand during an hour as required by this Agreement at the Point of Delivery, where such failure is not the result of Force Majeure, and any inability of Intalco to accept delivery hereunder as a result of such failure. Any such failure by Powerex occurring within 48 hours of the initial failure shall be deemed a continuation of the same Curtailment Event. Notwithstanding the foregoing, if Intalco receives the power which Powerex failed to schedule or deliver from another source, then subsection 20.3 shall apply.

         20.3.    POWEREX'S UNEXCUSED FAILURE TO DELIVER

                  If a Curtailment Event occurs, Intalco shall use all reasonable efforts to obtain replacement power and *


         20.4.    *

         20.5.    * for a Curtailment Event shall be as follows:




* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                  * subject to the limits on * provided for in subsection * Firm Power not delivered is measured from 100% of Delivered Demand excepting any variance in Intalco's load while Powerex provides LCA Services.

         20.6.    *


         20.7. Intalco shall use its best efforts to mitigate any loss or damage it may suffer or incur as a result of a Curtailment Event. In determining whether Intalco has used its best efforts to so mitigate, it shall be presumed that Intalco responded prudently to the Curtailment Event provided it responds based on Powerex's best estimate as to the likely duration and amount of the Curtailment Event, its ability to schedule make up energy and any other information it may provide.*



* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         20.8. Notwithstanding anything else contained in this Agreement, Powerex shall not be liable to Intalco for * or for * to Intalco's aluminum reduction potlines, or both, as a result of any Curtailment Event which in the aggregate exceed *

         20.9. If a Curtailment Event would have resulted in * or * to Intalco's aluminum reduction potlines, or both, payable by Powerex in an amount greater than * except for subsection 20.8, then unless Powerex agrees to compensate Intalco for its * and such * that exceed *, Intalco may, by * notice to Powerex given within 90 days of the Curtailment Event, terminate this Agreement.

         20.10. During the 90 day period following a Curtailment Event referred to in subsection 20.9, Powerex and Intalco shall negotiate in good faith to determine whether they are able to develop and agree upon additional or changed contractual terms satisfactory to both Parties to continue this Agreement, recognizing Intalco's need for future assurances that a Curtailment Event will not occur or it will be appropriately compensated if it does occur.

         20.11. Upon termination pursuant to subsection 20.9, all of the rights and obligations of the Parties under this Agreement shall terminate and this Agreement shall have no further force and effect except that all liabilities accrued under this Agreement prior to termination shall be preserved until satisfied.

         20.12. Each Party reserves to itself all rights, set-offs, counterclaims and other remedies and defences consistent with this Agreement (to the extent not expressly herein waived or denied) which such Party has or may be entitled to arising from or out of this Agreement.

21.      EVENTS OF DEFAULT AND TERMINATION

         21.1. If an Event of Default (as defined below) occurs with respect to either Party at any time during the Term, the other Party may upon 30 days notice to the affected

* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                  Party, which notice shall be given no later than 60 days after the discovery of the occurrence of the Event of Default, establish a date on which this Agreement will terminate; provided that upon receipt of notice, the affected Party shall have 20 days to cure the Event of Default in which case the agreement shall not be terminated.

                  "Event of Default" shall mean with respect to a Party:

                  21.1.1. the failure by a Party to make, when due, any payment required under this Agreement if such failure is not remedied within 7 days of receipt of written notice of such failure by the Party; provided, that the payment is not the subject of a good faith dispute, or

                  21.1.2. the Party makes an assignment or any general arrangement for the benefit of creditors; files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors, or has such petition filed against it and such proceeding remains undismissed for 630 days; otherwise becomes bankrupt or insolvent (however evidenced); or is unable to pay its debts as they fall due, or

                  21.1.3. in the case of Powerex, its failure, not excused by Force Majeure, to schedule or deliver at least 90% of the Delivered Demand (excepting any variance in Intalco's load while Powerex provides LCA Services) for 10 consecutive days or for a cumulative period of 30 or more days in a 12 month period.

         21.2. If a Party is prevented by Force Majeure from performing a material part of its obligations under this Agreement for more than 180 days, the other Party may terminate this Agreement upon 30 days notice. This subsection 21.2 is in addition to other provisions of this Agreement providing for termination of this Agreement.

22.      REPRESENTATIONS AND WARRANTIES

         22.1.    POWEREX'S REPRESENTATIONS

                  Powerex hereby represents and warrants to and in favour of Intalco that:

                  22.1.1. as of the date of this Agreement, Powerex has an Energy Removal Certificate (No. ERC-E01(9207), as amended) issued by the Minister of Energy, Mines and Petroleum Resources of the Province of British Columbia permitting Powerex to export power subject to the terms and conditions contained in the Energy Removal Certificate;

                  22.1.2. as of the date of this Agreement, Powerex has an export Permit (No. EPE-44) issued by the National Energy Board permitting Powerex to export power subject to the terms and conditions contained in such export permit;

                  22.1.3. Powerex will ensure that neither it nor B.C. Hydro will schedule deliveries to Custer Substation where such scheduled deliveries * of Firm Power under this Agreement.

         22.2.    INTALCO'S REPRESENTATIONS

                  Intalco hereby represents and warrants to and in favour of Powerex that:

                  22.2.1. Intalco has the corporate capacity and authority to enter into this Agreement and to purchase firm power and LCA Services from Powerex in accordance with the terms of this Agreement and that this Agreement has been duly authorized by all necessary corporate approvals.

23.      WAIVERS

         Except as otherwise provided herein, no provision of this Agreement may be waived except in writing. No failure by either Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof. Any waiver at any time by a Party of its right with respect to a default under this Agreement, or


* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

         with respect to any other matter arising in connection therewith, shall not be deemed a waiver with respect to any subsequent default or matter.

24.      ENTIRE AGREEMENT AND AMENDMENT

         This Agreement, including Appendix A, and B, constitutes the entire agreement between the Parties and may not be amended or modified except by written agreement of Intalco and Powerex or as specified in Section 6.

25.      GOVERNING LAW

         This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Washington, without regard to principles of conflicts of laws.

26.      SEVERABILITY

         If any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if the invalid, illegal or unenforceable provision were severed from and not a part of this Agreement unless the Parties acting reasonably determine that such provision should not be severed from this Agreement, in which case subsection 19.2 shall apply.

27.      WAIVER OF SOVEREIGN IMMUNITY

         Powerex specifically and irrevocably waives any claim of immunity from suit that it may have by reason of any ownership or control by any governmental entity. Powerex avers that it has the authority to waive any such claim of immunity and that it makes this waiver knowingly and voluntarily.

28.      CONFIDENTIALITY

         Neither Party shall disclose the terms of this Agreement to any third party (other than the Party's, and its affiliates', employees, lenders, counsel or accountants who have agreed to keep such terms confidential) except in order to comply with any applicable law, order, or regulation; provided, each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit the disclosure. Each Party, if required to disclose the terms of this Agreement to a third party, will make such disclosure on a confidential basis and request the third party to comply with the provisions of this section. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.

29.      SIGNATURE CLAUSE

         The signatories hereby represent that they have been appropriately authorized to execute this Agreement on behalf of the Party for whom they sign.

BRITISH COLUMBIA POWER                       INTALCO ALUMINUM CORPORATION
     EXCHANGE CORPORATION



By:  /s/ Ken G. Peterson                     By:  /s/ Peter E. Aylen
   ---------------------------                  ---------------------------

For:   Ken G. Peterson                       For:   Peter E. Aylen
    --------------------------                   --------------------------

Title:  President                            Title:  Vice-President
      ------------------------                     ------------------------

Date:  November 22, 1995                     Date:  November 22, 1995
     -------------------------                    -------------------------

                                   APPENDIX A


                                     to the

                Power Sale Agreement Between Intalco and Powerex

                                Pricing for Term

FIRM POWER:

         EFFECTIVE DATE             ENERGY CHARGE - Nine Month Delivery

                                    (US$/MWh)

         October 1, 1995            *

         October 1, 1996            *

         October 1, 1997            *

         October 1, 1998            *

         October 1, 1999            *

NONFIRM POWER:

         EFFECTIVE DATE             ENERGY CHARGE - Nine Month Delivery

                                    (US$/MWh)

         October 1, 1995            $

         October 1, 1996            $

         October 1, 1997            $

         October 1, 1998            $

         October 1, 1999            $

DEFINITION:

         Nine Month Delivery - Deliveries shall include all days except the period from April 16 to July 15 inclusive of each Contract Year.




* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                  APPENDIX B

                                    to the

               Power Sale Agreement Between Intalco and Powerex

                                      *

* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   APPENDIX C


                                      *

* Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.